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                                                                   EXHIBIT 23.12

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of U.S. Office Products Company and to the incorporation by reference of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statement) which report appears in the Annual Report on Form 10-K/A Amendment No. 1 of U.S. Office Products Company for the year ended April 26, 1997.

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                                     /s/ ERNST & YOUNG LLP
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                                     ERNST & YOUNG LLP
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Milwaukee, Wisconsin
September 19, 1997